Exhibit 10.10

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (the "Third Amendment") dated as of December 22, 2004, by and between FIRST STATES INVESTORS 228 LLC, a Delaware limited liability company ("Landlord"), and SSB REALTY LLC, a Delaware limited liability company ("Tenant").

WITNESSETH

WHEREAS, Kingston Bedford Joint Venture LLC ("KBJV") and Tenant entered into a Lease dated May 9, 2001, as amended by a First Amendment dated as of August 15,2003 (as so amended, the "Amended Lease"), for certain space described in the Amended Lease as the "Original Premises," the "Second Floor Additional Space" and "Storage Space" (together the "Premises") in the building (the "Building") known as One Lincoln Street, Boston, Massachusetts 02110; and

WHEREAS, on February 17, 2004, simultaneously with the execution of a Second Amendment dated as of February 17, 2004 (the "Second Amendment") to the Amended Lease (as so amended, the "Lease"), Landlord succeeded to the interest of KBJV and became the landlord under the Lease; and

WHEREAS, Landlord and Tenant mutually intend and desire further to modify the Lease on and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, each to the other paid, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

1. Management of Building. Subject always to the ongoing rights of Tenant with respect to the management of the Building as set out in Section 2.1 of the Second Amendment, Landlord and Tenant hereby agree as follows:

(a)In the event that, at any time from and after the date hereof, Landlord, pursuant to Section 2.1(a) of the Second Amendment, elects to replace Gale with another on-site building manager selected by Landlord or FS Management, Tenant shall not object to such appointment if the replacement on-site building manager is IPC Real Estate Management LLC or any Affiliate thereof.

(b)In the event that Tenant exercises its right to designate a qualified on-site building manager pursuant to Section 2.1(b) of the Second Amendment:

(i)Tenant shall cause such on-site building manager to recognize, and to work with, the direct employees of Landlord (who shall at all times number no fewer than six) who are at that time and during the term of such on-site building manager's engagement involved in the administration, maintenance and repair of the Building (the "Landlord's Employees"); and

(ii)     Landlord shall ensure that the Landlord's Employees work closely with Tenant's on-site building manager and Landlord shall, at the request of Tenant, delegate to such on-site building manager the day-to-day supervision, direction and control of the Landlord's Employees with respect to the perfomance of their duties at the Building.

If, at any time following and during the continuance of the exercise of such right, Tenant or Tenant's on-site building manager, acting reasonably, determines that one or more of the Landlord's Employees is not performing his or her functions properly or is otherwise unsuitable for his or her position, Tenant shall so notify Landlord in writing and the Landlord shall use all reasonable efforts to replace such employee with another qualified employee within 60 days of receipt ofthe notice. Tenant acknowledges, however, that Landlord must at all times employ not less than six Landlord's Employees.

(c)     In the event that, in connection with any designation by Tenant of an on-site building manager pursuant to Section 2.1(b), Tenant desires that .such on-site building manager hire one or more of the Landlord's Employees, Tenant shall so notify Landlord and, within 60 days of receipt of such notice, the on-site building manager shall hire such employee or employees on their then current terms of employment (including, for greater certainty, compensation, benefits and recognition of length of service)., Notwithstanding anything in this Third Amendment, Tenant acknowledges that Landlord must :at all times remain the employer of not less than six Landlord's Employees, each of whom shall be a full time employee exclusively involved in the management, administration, maintenance or repair of the Building, and accordingly any notice provided by Tenant under this Section l(c) shall not relate to such a number of Landlord's Employees which would cause Landlord not to be in compliance with this requirement.

(d) Nothing in this Section 1 shall increase the cost of the building management services to Tenant or in any way denigrate from the Tenant's ongoing rights with respect to the management of the Building pursuant to the Lease.

2. Right to Install Communications Equipment. Section 25.1(a) of the Lease is hereby amended and restated in its entirety as follows:

(a) Landlord understands that during the Term Tenant may (i) require communication services in connection with the operation of Tenant's business which would necessitate the construction, installation, operation and use by Tenant of communication antennae, microwave and/or satellite dishes, and other equipment and facilities, including voice and wireless technology, with a height conforming to all applicable governmental laws, rules and requirements, together with related equipment, mountings and supports (collectively, the "Communications Equipment"), on the roof of the Building or (ii) desire to allow parties other than Tenant to construct, install, operate and use Communications Equipment on the roof of the Building in accordance with the provisions, terms and conditions of this Lease. Except to the extent reasonably required for Landlord's operation of the Building, Landlord shall make available to Tenant, at no additional charge, all available space on the roof of the Building (subject to that certain License Agreement dated July 1, 2004 by and between Landlord and the Boston Fire Department, as the same may be amended, modified, extended or renewed) for any Communications Equipment at locations reasonably designated by Landlord and reasonably acceptable to Tenant. All of the provisions of this Lease with respect to Tenant's obligations hereundershall apply to the installation, use and maintenance of the Communications Equipment (whether by Tenant or any other party), including, without limitation, provisions relating to compliance with Legal and Insurance Requirements, insurance, indemnity, repairs and maintenance, except that the roof space shall not be included in the calculation of Rentable Square Feet for the purpose of determining Tenant's Share. The license granted to Tenant in this Article 25 shall not be assignable by Tenant separate and apart from this Lease; provided, however, that this sentence shall not limit Tenant's right to sublicense space on the roof of the Building in accordance with this Section. The Communications Equipment shall be treated for all purposes of this Lease as if the same were Tenant's Property. Any obligation or liability assumed by Tenant in the remaining provisions of this Article 25 shall be borne by Tenant and such other party as shall enter upon and construct, install, operate, use and maintain Communication Equipment on the roof ofthe Building from time to time, and in no event shall Landlord assume or be charged with such obligations or liabilities.

3.     Definitions.     Capitahzed terms used but not defined herein shall have the meanings ascribed to them in the Lease.

4.     Entire Agreement.     This Third Amendment, together with the Lease (and the Exhibits attached thereto), constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in the Lease, as amended. No subsequent alteration, amendment, change or addition to the Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

5.     Counterparts.         This Third Amendment may be executed in one or more counterparts, and by different parties hereto on separate counterparts; each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.     Time of the Essence.     Time is of the essence with respect to all payment, performance, notice and other obligations of the parties as provided in this Amendment.

7.     Ratification.         As amended hereby, the Lease is ratified and confirmed and declared to be in full force and effect.

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IN WITNESS WHEREOF, parties have set their respective hands as of the date first above written.

LANDLORD:

FIRST STATES INVESTORS 228 LLC

By: ______________________________
Name: EDWARD J. MATEY JR.
Title: Vice President

TENANT:

SSB REALTY LLC

By: ______________________________
Name: John F. Buckley
Title: Vice President

GUARANTOR:

STATE STREET CORPORATION

By: ______________________________
Name: Edward J. Resch
Title: Chief Financial Officer